EXHIBIT 10.7


                        ADDENDUM TO EMPLOYMENT AGREEMENT


         The Employment Agreement dated December 1, 1993 between Ocurest Laboratories and Eric Schwarz is hereby amended to reflect the employee's new position as of July 1, 1996 as Director of Administration.

         Paragraph 5 of the Agreement is replaced in its entirety with the following amendment:

         5. DUTIES: During the Employment Period the Employee shall report to the Senior Vice President & Chief Administrative Officer of the Company and shall furnish all manner of services in connection with his position as Director of Administration as would be expected from a person holding a similar position in a similar company. The Employee shall devote his full time, energy and skill to the service of the Company and the promotion of its interests, and shall use his best efforts in the performance of his services hereunder.


Dated: June 19, 1996                   OCUREST LABORATORIES, INC.


                                       By: /s/ LARRY M. REID
                                          ---------------------------
                                           Larry M. Reid
                                           Executive Vice President


                                           /s/ ERIC SCHWARTZ
                                           --------------------------
                                           Eric Schwartz